[GRAPHIC OMITTED]
                              FRONT PORCH DIGITAL
              20000 HORIZON WAY, SUITE 120 / MOUNT LAUREL NJ 08054
              T. 856.439.9950 / F. 856.439.9960 / www.fpdigital.com


                                                                    EXHIBIT 99.1


     FRONT PORCH DIGITAL ACQUIRES CONTENT MANAGEMENT SOFTWARE DIVISION FROM
                                 MANAGEDSTORAGE

 FRONT PORCH DIGITAL POSITIONED TO BECOME A LEADING GLOBAL PROVIDER OF DIGITAL
     CONTENT MANAGEMENT SOLUTIONS FOR THE BROADCAST AND MEDICAL INDUSTRIES


MOUNT LAUREL, NJ, August 1, 2002 -- Front Porch Digital Inc. (OTCBB:FPDI) today announced that on July 31, 2002 it acquired ManagedStorage International's (MSI) DIVArchive software and solutions division located in Toulouse, France in exchange for common stock. The acquisition will rapidly expand Front Porch Digital's market reach to include companies in Europe, Asia and the Middle East. DIVArchive is an advanced digital content management and archiving software that is integrated with a variety of broadcast and medical systems, including archive systems for medical PACS vendors, such as Kodak. Numerous global entertainment companies and broadcast facilities currently utilize DIVArchive, including newsrooms, centralized broadcast operations, show business channels, television stations and sports event broadcasters. The Content Management Software Group acquired by Front Porch Digital currently services over 30 installations of DIVArchive for the division's top-tier global clients.

DIVArchive enables Video Servers and Asset Management Systems to archive to a common storage. Front Porch Digital's VAST workflow automation and transcoding software adds searchability and format independence, considerably enhancing the value of shared storage. The VAST architecture features Front Porch Digital's single capture, multi-repurpose process that simplifies digital content archiving. Broadcasters and Cable Multiple Systems Operators (MSOs) may now treat their shared storage as a shared archive, completing the transition from a videotape based production and distribution to a more efficient data and server based environment.

DIVArchive will significantly strengthen Front Porch Digital's software and service offerings to the medical community as well. DIVArchive integrates with newer patient record systems while Front Porch's DICOM Data Mover facilitates the automated migration of these records. The combination of these technologies delivers a complete data migration and content management solution to medical facilities that will allow them to quickly and easily adopt a more comprehensive and powerful records archive system that complies with the new HIPPA legislation.

"We are very pleased with our acquisition of DIVArchive and look forward to merging this content management software division into our suite of digital product and service offerings," said Don Maggi, CEO of Front Porch Digital. "We acquired an operating business that has signed contracts, will increase our customer base and offer opportunities for expansion into new international markets. The combined company's contracted revenue is expected to generate over two million dollars in Q3 and Q4, 2002."

"Front Porch Digital is a major player in the broadcast business in terms of stature and impact," said Tom Sweeney, President and CEO of ManagedStorage. "Its patented products, coupled with its new global reach, will position the combined organization to be a premier provider of digital content management solutions for the broadcast and medical industries worldwide."

Additional information regarding the terms of the acquisition will be disclosed in Front Porch Digital's related Current Report of Form 8-K.



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                                [GRAPHIC OMITTED]
                              FRONT PORCH DIGITAL
              20000 HORIZON WAY, SUITE 120 / MOUNT LAUREL NJ 08054
              T. 856.439.9950 / F. 856.439.9960 / www.fpdigital.com



ABOUT FRONT PORCH DIGITAL: Front Porch Digital Inc. (www.fpdigital.com) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any other digital format through a single capture. To join Front Porch Digital's investor e-mail list, please complete the form found at http://www.fpdigital.com/html/e-mail_notification.html.

ABOUT MANAGEDSTORAGE INTERNATIONAL: ManagedStorage International Inc. (MSI), the premier provider of guaranteed data protection storage solutions, enables companies and leading service providers to strategically manage storage as a critical corporate resource. Its suite of turnkey data protection solutions enables service providers and value-added resellers to offer guaranteed storage services to their customers. ManagedStorage enables businesses to focus internal IT resources on initiatives that drive competitive performance.

The company was formed in April 2000, when it was spun out of StorageTek, with funding from Great Hill Partners and J.P. Morgan Chase & Co. MSI's investors include Providence Equity Partners, Inc. and Wachovia Capital Partners. ManagedStorage is headquartered in Broomfield, Colorado. For more information, visit www.managedstorage.com or call (800) 397-1719.


CONTACTS:     MARY S. PARK                KEVIN THOMAS
              Front Porch Digital Inc.    ManagedStorage International Inc.
              (646) 336-0366              (303) 449-8279
              mpark@fpdigital.com         kevin.thomas@managedstorage.com

Front Porch Digital Forward Looking Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect Front Porch Digital's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include Front Porch Digital's limited operating history and experience in the data and video digital conversion business, Front Porch Digital's ability to attract significant additional financing and incur operational losses and negative cash flow, and risks associated with expansion. Additional risk factors are set forth in Front Porch Digital's reports and documents filed with the Securities and Exchange Commission.

                                       ###

TRADEMARKS: All products or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.





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